UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 28, 2020

MVB Financial Corp.
(Exact name of registrant as specified in its charter)

West Virginia	000-50567	20-0034461
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Virginia Avenue, Fairmont, WV	26554-2777
(Address of principal executive offices)	(Zip Code)

(304) 363-4800
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1.00 par value	MVBF	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.    Other Events.

Preferred Stock Redemption

On December 28, 2020, MVB Financial Corp. (the “Company”) issued a notice of redemption to redeem all of the Company’s outstanding shares of Convertible Noncumulative Perpetual Preferred Stock, Series B, par value $1.00 per share, with a liquidation preference of $1,000 per share (the “Series B Preferred Stock”) and all of the Company’s outstanding shares of Convertible Noncumulative Perpetual Preferred Stock, Series C, par value $1.00 per share, with a liquidation preference of $1,000 per share (the “Series C Preferred Stock, together with the Series B Preferred Stock, referred to herein as the “Preferred Stock”), at a redemption price per share equal to $10,000, plus declared and unpaid dividends of $46.03 per share of Series B Preferred Stock, and $49.86 per share of Series C Preferred Stock, for the period from and including December 31, 2020, to but excluding January 28, 2021 (the “Preferred Stock Redemption”). The Preferred Stock Redemption is in accordance with the terms of the Company’s Articles of Incorporation, as amended.

The regular quarterly dividend for the Preferred Stock for the full current quarterly dividend period from and including September 31, 2020 to, but excluding, December 31, 2020, will be paid separately in the customary manner on December 31, 2020, to holders of record on December 15, 2020.

Upon redemption, the Preferred Stock will no longer be outstanding and all rights with respect to such stock will cease and terminate, except the right to payment of the redemption price.

Common Stock Repurchase Authorization

As previously announced on December 23, 2020, the Company’s Board of Directors authorized the repurchase from time to time, on or before December 31, 2021, of up to $39.2 million of additional shares of the Company’s common stock as part of the Company’s stock repurchase program, which repurchases may occur from time to time, on the open market or otherwise, at such prices and upon such terms as the Company may determine and otherwise in accordance with applicable law.

The Company’s repurchase authorization under its stock repurchase program will be reduced by an amount corresponding to the amount used to effect the Preferred Stock Redemption describe above, such that the remaining amount of share repurchase authorization under the stock repurchase program shall equal $31.9 million after giving effect to the Preferred Stock Redemption.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MVB Financial Corp.
By:	/s/ Larry F. Mazza
Larry F. Mazza President and Chief Executive Officer

Date: December 28, 2020

EXHIBIT INDEX

Exhibit Number	Description	Exhibit Location

101.SCH	XBRL Taxonomy Extension Schema Document	Filed herewith
101.CAL	XBRL Taxonomy Extension Calculation Document	Filed herewith
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document	Filed herewith
101.LAB	XBRL Taxonomy Extension Label Linkbase Document	Filed herewith
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document	Filed herewith